Investor Relations Contact:

Ken Lowe

Sigma Designs, Inc.

Tel: 408/957-9850

Fax: 408/957-9741

IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS PRELIMINARY FOURTH QUARTER RESULTS

MILPITAS, Calif.- February 23, 2004 - Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, today provided preliminary, unaudited results for its fourth fiscal quarter ended January 31, 2004.

Based on preliminary accounting and pending the final results for the fourth quarter and completion of the year-end audit, net revenues for the fourth quarter are currently anticipated to be approximately $7.4 million, below the company's previous outlook and comparable to $7.5 million for the previous quarter. Based on these preliminary results, the company anticipates fiscal year 2004 revenues to be approximately $30.6 million, up 69% from revenues of $18.1 million in the prior year. Despite the lower 4th quarter revenue, Sigma Designs reiterated its goal of 50% revenue growth for the new fiscal year.

The Company will be issuing its formal earnings release at the close of the market on Tuesday, March 16, 2004 and will discuss its fourth quarter and year-end results during a conference call at 5:00 p.m. Eastern time. The dial-in number is (800) 884-5695. A question and answer period will take place at the end of the discussion.

The call will be webcast live by CCBN and can be accessed at Sigma's web site at www.sigmadesigns.com/. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). An audio replay of the call will be available shortly thereafter the same day and will remain on-line for 30 days. For further information, please see the link on our website at www.sigmadesigns.com or email investor relations at IR@sdesigns.com.

About Sigma Designs, Inc.

Sigma Designs (Nasdaq: SIGM) specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback, and advanced digital set-top boxes. Sigma's award-winning REALmagic® Video Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2 and MPEG-4. Headquartered in Milpitas, Calif., Sigma also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit our web site at www.sigmadesigns.com/.

REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding anticipated revenue for the fourth quarter and year ended January 31, 2004, and the anticipation of 50% revenue growth for the current fiscal year. Statements about anticipated results for the quarter and year ended January 31, 2004 are subject to risks and uncertainties, including possible accounting entries and adjustments that may be made to Sigma's financial statements as part of the close of the books for the quarter and year ended January 31, 2004 and the audit. In addition, revenue for the fiscal year ended January 31, 2005 may vary materially due to a number of factors including but not limited to, general economic conditions, including continuance of the current downturn, and economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies and other risks including delays in the manufacturer's deployment of set-top boxes. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2003 and on Form 10-Q for the quarter ended October 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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